Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David J. Kaye

Chief Financial Officer

(617) 912-3949

Erica E. Smith

Investor Relations

(617) 912-3766

www.bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS ANNOUNCES PRELIMINARY

RESULTS FOR FIRST QUARTER 2008

Boston, MA, April 23, 2008 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported its first quarter 2008 cash earnings of $0.37 per diluted share, a decrease from $0.44 in the first quarter of 2007. The range of estimated GAAP earnings (loss) for the first quarter of 2008, driven by an estimated non-cash impairment charge as more fully described below, is between ($.25) per diluted share and ($.38) per diluted share. The range of estimated net loss for the quarter will be between $9.2 million and $14.2 million.

The Company believes that the significant increase in non-accrual loans at First Private in the first quarter of 2008 and continued economic declines in Southern California constitute a triggering event under GAAP accounting and will, therefore, require goodwill impairment testing at that affiliate. Accordingly, Boston Private’s management has retained a third party valuation firm to assist in making a final determination of impairment. Although this testing is not yet complete, management has estimated that the Company will incur a non-cash goodwill impairment charge in the range of $20 million to $25 million. A reconciliation table is included in the financial tables at the end of this release.

Included in the results for the first quarter of 2008 is a provision for loan losses of $19.6 million, which reflects an increase of $18.5 million over the first quarter of 2007. Almost 70% of this increase in the provision is due to First Private Bank & Trust, the Company’s banking affiliate in Southern California. Also, as announced earlier in the quarter, Boston Private reported a pre-tax gain on the repurchase of a portion of its Convertible Notes of approximately $11.3 million which offsets in part the increase in the provision.

In the first quarter Boston Private realized an increase in its tangible equity to tangible assets ratio of 34 basis points from 3.21% to 3.55%. This ten percent increase in the ratio will not be affected by the expected non-cash goodwill impairment charge The impairment charge will reduce capital and goodwill by the same amount but will have no impact upon tangible capital.

“During the quarter, our private banking affiliates experienced the impact of the credit challenges faced by the whole banking industry due to declines in market values, particularly in the economically challenged Southern California and Southern Florida markets. At First Private, the increase in provision is related almost entirely to the bank’s construction and land development loan portfolio and was primarily due to the rapidly declining values of real estate securing loans in the Inland Empire. Gibraltar Private Bank has had limited losses in land development and construction loans. However, we added to the reserves to reflect the overall deterioration in the Southern Florida economy and an increase in the amount of criticized loans,” stated Timothy L. Vaill, Chairman and Chief Executive Officer.

Mr. Vaill continued, “Notwithstanding the increase in the provision, we had strong private banking segment revenue growth of 17% across our banking affiliates. In fact, our unique business model continues to prove resilient. The long-term strategy that we have put in place over the past few years – thoughtful diversification of our operations across both business lines and geographies – is helping to mitigate the adverse effect of market conditions on certain aspects of our business. Core operations across our three segments remain strong. In particular, our fee-based segments – Wealth Advisory and Investment Management – experienced solid year over year growth.”

“As previously reported, we have taken strong action at all of our banks to further assess our credit exposure and to enhance credit administration, including engaging a third party to conduct a review of the loan portfolio at all of our banking institutions, starting with First Private and continuing most recently at Gibraltar Private Bank,” stated James D. Dawson, Chief Executive Officer of the Private Banking Group. “While market conditions in both of these regions continue to be challenging, the risk profile of the Southern Florida loan portfolio is, among other things, more diversified than in Southern California. Approximately 52% of the Southern Florida portfolio is comprised of residential first mortgages or home equity loans. Gibraltar Private Bank is not in the business of lending for tract housing or speculative condominium projects. As a result, we continue to believe that providing highly personal wealth management services to successful individuals, their families and businesses is a winning business strategy that has proven successful and will continue to generate returns over the long term.”

Financial Highlights

•	Estimated net loss for the quarter will be between $9.2 million and $14.2 million, driven by the estimated non-cash impairment charge.

•	Total Revenues for the first quarter were up 28% to $117.3 million, compared to revenue of $92.0 million a year ago. On a linked quarter basis, revenues were up $7.8 million, or 7%.

•	Net Interest Income was $49.7 million in the first quarter of 2008, compared to $43.4 million in the first quarter 2007 and $50.1 million recorded in the fourth quarter of 2007.

•	The net interest margin was 3.32%, a decrease of 19 basis points from a year ago and a decrease of 7 basis points from the fourth quarter of 2007.
•

The decline in net interest margin in the first quarter resulted from lower loan yields caused by the Federal Reserve rate cuts and interest income reversals due to the increase in non-accrual loans. Additional non-accrual loans lowered NIM by 7 basis points. These factors were partially offset by a decline in the cost of deposits and borrowings.

•

Wealth Advisory Fees increased $5.1 million or 71% year over year to $12.4 million, as the segment benefited from continued organic growth of new client relationships, and fee increases. Davidson Trust Company, acquired on February 1, 2008, and Bingham, Osborn & Scarborough LLC (which was included in the Company’s consolidated results after they became a majority-owned affiliate partner in August 2007), contributed $4.4 million of fees in the first quarter of 2008. Wealth advisory fees increased 11% on a linked quarter basis.

•	Investment Management & Trust Fees for the first quarter totaled $40.4 million, an increase of 7% over the same quarter in 2007. On a linked quarter basis,

investment management revenues declined $4.6 million, or 10%, due to market declines and annual performance fees recorded in the fourth quarter of 2007.

•

Operating Leverage for the first quarter of 2008 compared to the first quarter of 2007 was positive 12.2%. Excluding the gain from the buy back of the Convertible Notes, the operating leverage would have been -0.2% for the same period.

•

Total Assets Under Management/Advisory increased 6% or $2.1 billion to $36.0 billion from consolidated and unconsolidated affiliates on a year-over-year basis. Total assets under management / advisory decreased $1.7 billion, or 5% on a linked quarter basis, primarily due to market value declines. The acquisition of Davidson Trust Company added approximately $0.9 billion of assets under management during the quarter.

“We continue to devote intense focus to a disciplined expense management approach, and were pleased that first quarter expenses were flat quarter over quarter ,” stated David J. Kaye, Chief Financial Officer. “On the credit front, turbulent economic factors drove a decline in certain collateral values and necessitated increased provisions at First Private and Gibraltar. Over 90% of the increase in the provision is limited to two of our five banking affiliates. At First Private, the deterioration was limited almost exclusively to the construction and land loan portfolio in the Inland Empire. Notwithstanding these challenges, we were pleased to see that our total revenues for the first quarter were up 28% to $117.3 million, compared to revenue of $92.0 million a year ago. Overall this underscores our strategy and shows strong organic growth across segments for the quarter.”

“Our fee based businesses, both investment management and wealth advisory, continued to outperform the benchmarks,” said Jay Cromarty, Chief Executive Officer of the Investment Management and Wealth Advisory Groups. “While we experienced net outflows this quarter, the strong performance at our affiliated firms has kept pipelines robust. These two segments of our business constitute approximately 40% of total revenues and have seen 15% year over year growth for the combined segments. This growth comes during a period of intense volatility in the markets over the past 12 months.”

“In this environment, we have kept the organization tightly focused on continuing to provide high touch, high quality services to our clients. The high net worth marketplace continues to be a very attractive business and we believe we are well positioned to capitalize on the tremendous opportunities it presents, allowing us to create value and deliver returns to our shareholders over the long term,” concluded Vaill.

Loan Quality

•	The Company recorded $1.7 million in net charge offs during the quarter, which represented approximately 3 basis points of total loans.

•

Non-performing assets as a percentage of total assets increased to 125 basis points, or $32.7 million, to $86.5 million from the prior quarter. Of this increase, 75% or $24.5 million was at First Private.

•

The allowance for credit losses as a percentage of total loans was 1.77%, up 31 basis points from the prior quarter and 64 basis points from the first quarter 2007, primarily due to the additional provisions noted above.

•

The criticized loans increased to $302.2 million in the first quarter of 2008 from $165.7 million in the fourth quarter of 2007. The increase in criticized loans at First Private accounted for 85% of the growth.

Dividend Payment

Concurrent with the release of the first quarter 2008 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.10 per share. The record date for this dividend is May 1, 2008 and the payment date is May 15, 2008.

Cash Earnings/Operating Earnings

Boston Private calculates its non-GAAP cash earnings by adjusting net income to exclude net amortization of intangibles, goodwill and intangibles impairment, and the impact of certain non-cash share based compensation plans, and includes related tax benefits that result from purchase accounting. In addition to GAAP earnings, the Company believes its non-GAAP cash earnings report the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans. (A detailed reconciliation table is attached.)

For purposes of this release, Boston Private calculated its operating earnings by including the projected effect of the estimated non-cash impairment charge related to the goodwill at First Private Bank. A reconciliation of estimated earnings including the impact of the estimated impairment charge is included in the financial tables that follow.

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on April 23, 2008 at 8:30 a.m. Eastern time. Interested parties may join the call by dialing 866-770-7125 passcode: 9810159. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com . A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is 888-286-8010 passcode: 73539806.

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles, tax benefits related to purchase accounting, stock options and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital and debt markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, asset quality issues; the passing of adverse government regulation, and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired or further impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	March 31, 2008
RECONCILIATION OF ESTIMATED EARNINGS (*)
Including Impact of Estimated Impairement Charge:
Net Income before Impairment	$10,756	$10,756
Projected Impairement	(20,000)	(25,000)

Projected Loss	$(9,244)	$(14,244)

PROJECTED DILUTED EPS	$(0.25)	$(0.38)

(*)	The below financials do not include the above estimated impairment charge related to the goodwill at First Private Bank. The additional provision that occurred at First Private in Q1 ‘08 was considered a triggering event which necessitated goodwill impairment testing under FAS 142. The Company has not finalized the impairment results but estimates the final charge to be between $20 million to $25 million (no tax benefit will be recorded as a result of the charge).

	March 31, 2008	March 31, 2007
FINANCIAL DATA:
Total Balance Sheet Assets	$6,909,669	$5,871,510
Stockholders’ Equity	688,620	651,282
Investment Securities	728,542	511,985
Goodwill	351,343	332,462
Intangible Assets, Net	108,942	121,782

Commercial and Construction Loans	3,253,109	2,608,172
Residential Mortgage Loans	1,795,814	1,581,829
Home Equity and Other Consumer Loans	333,768	268,956

Total Loans	5,382,691	4,458,957
Loans Held for Sale	7,324	8,911

Deposits	4,370,379	4,101,432
Borrowings	1,742,158	1,012,088

Book Value Per Share	$17.88	$17.72
Market Price Per Share	$10.59	$27.92

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	4,727,000	4,180,000
Investment Managers	20,766,000	20,426,000
Wealth Advisory (1)	9,805,000	8,438,000
Less: Inter-company Relationship	(313,000)	(255,000)

Consolidated Affiliate Assets Under Management and Advisory	$34,985,000	$32,789,000
Unconsolidated	1,050,000	1,110,000

Total Unconsolidated Assets Under Management and Advisory	$36,035,000	$33,899,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	9.97%	11.09%
Tangible Equity/Tanigble Assets	3.54%	3.64%
Allowance for Credit Losses/Total Loans	1.77%	1.13%

	Three Months Ended
	March 31, 2008	March 31, 2007
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$51,538	$45,019
FTE Adjustment	1,868	1,635

Net Interest Income	49,670	43,384

Investment Management and Trust Fees:
Private Banking	7,815	6,673
Investment Managers	32,576	31,049

Total Investment Management Fees	40,391	37,722

Total Wealth Advisory Fees	12,387	7,266
Other Fees	3,114	2,453

Total Fees	55,892	47,441

Earnings in Equity Investments	86	668
Gain on Sale of Loans, Net	357	532
Gain on Retirement of Debt	11,324	—

Total Fees and Other Income	67,659	48,641

Total Revenue	117,329	92,025

Provision for Loan Losses	19,648	1,176

Salaries and Employee Benefits	52,843	46,601
Occupancy and Equipment	8,930	7,874
Professional Services	4,977	3,206
Marketing and Business Development	2,885	2,596
Contract Services and Processing	1,858	1,435
Amortization of Intangibles	3,221	3,549
Provision for Unfunded Loan Commitments	92	163
Other	5,429	4,119

Total Operating Expense	80,235	69,543
Minority Interest	1,503	914

Income Before Income Taxes	15,943	20,392
Income Tax Expense	5,187	7,258

Net Income before Impairment	$10,756	$13,134

1

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
RECONCILIATION OF EARNINGS BEFORE IMPAIRMENT
TO CASH EARNINGS:

Net Income before Impairment (GAAP Basis)	$10,756	$13,134

Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	1,785	1,912
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,127	1,098
Stock options and ESPP, Net of Tax	835	1,121

Total Cash Basis Adjustment	$3,747	$4,131

Cash Basis Earnings	$14,503	$17,265

	Three Months Ended
	March 31, 2008	March 31, 2007
PER SHARE DATA: (In thousands, except per share data)
Calculation of Net Income for EPS before Impairment:
Net Income as reported and for basic EPS before Impairment	$10,756	$13,134
Interest on convertible trust preferred securities, net of tax	740	750

Net Income for diluted EPS before Impairment	$11,496	$13,884

Calculation of Average Shares Outstanding:
Weighted average basic shares	37,457	36,277
Dilutive effect of:
Stock Options, Stock Grants, and Other	895	1,674
Convertible trust preferred securities	3,187	3,184

Dilutive potential common shares	4,082	4,858
Weighted Average Diluted Shares	41,539	41,135

Earnings per Share before Impairment:
Basic	$0.29	$0.36
Diluted	$0.28	$0.34

RECONCILIATION OF EPS BEFORE IMPAIRMENT
TO CASH EPS:
(on a Diluted Basis)

Earnings Per Share before Impairment (GAAP Basis)	$0.28	$0.34
Cash Basis Adjustment	$0.09	$0.10

Cash Basis Earnings Per Diluted Share	$0.37	$0.44

	Three Months Ended
	March 31, 2008	March 31, 2007
OPERATING RATIOS & STATISTICS:
Return on Average Equity before Impairment	6.31%	8.17%
Return on Average Assets before Impairment	0.62%	0.91%
Net Interest Margin	3.32%	3.51%
Core Net Interest Margin(3)	3.70%	3.76%
Total Fees and Other Income/Total Revenue	57.67%	52.86%
Efficiency Ratio	65.84%	71.77%
Net Loans Charged-off	$1,688	$8

RECONCILIATION OF NIM TO CORE NIM:
Net Interest Margin	3.32%	3.51%
Effect of Trust Preferred, Net	0.38%	0.25%
Core Net Interest Margin(3)	3.70%	3.76%

CASH OPERATING RATIOS:
Return on Average Equity (4)	8.51%	10.74%
Return on Average Assets (5)	0.83%	1.19%

2

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

AVERAGE BALANCE SHEET:

	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earnings Assets
Cash and investments	$884,286	$10,048	4.54%	$691,090	$8,329	4.82%
Loans
Commercial and Construction	3,142,400	55,657	7.02%	2,540,403	49,128	7.74%
Residential Mortgage	1,798,327	27,599	6.14%	1,588,980	22,834	5.75%
Home Equity and Other Consumer	317,033	5,287	6.59%	265,736	5,181	7.77%

Total Earning Assets	6,142,046	98,591	6.38%	5,086,209	85,472	6.72%

Allowance for Loan Losses	(73,532)			(43,816)
Cash and due From Banks	78,390			56,127
Other Assets	804,338			703,881

TOTAL AVERAGE ASSETS	$6,951,242			$5,802,401

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$661,782	$3,248	1.97%	$550,726	$2,930	2.16%
Money Market	1,859,869	13,845	2.99%	1,874,556	15,710	3.40%
Certificate of Deposits	1,106,709	12,480	4.54%	888,152	10,272	4.69%

Total Deposits	3,628,360	29,573	3.28%	3,313,434	28,912	3.54%
Junior Subordinated Debentures	522,596	5,834	4.47%	234,021	3,293	5.63%
FHLB Borrowings and Other	1,221,782	11,646	3.77%	741,425	8,248	4.45%

Total Interest-Bearing Liabilities	5,372,738	47,053	3.51%	4,288,880	40,453	3.81%

Non-interest Bearing Demand Deposits	764,626			729,887
Payables and Other Liabilities	132,176			140,719

Total Liabilities	6,269,540			5,159,486
Stockholders’ Equity	681,702			642,915

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,951,242			$5,802,401

Net Interest Income		$51,538			$45,019
Net Interest Margin		3.32%			3.51%

PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):

	March 31, 2008	March 31, 2007
Commercial and Construction Loans:
New England	$1,008,392	$839,627
Northern California	875,306	769,670
Southern California	536,141	419,342
South Florida	611,440	579,533
Pacific Northwest	222,826	—

Total Commercial and Construction Loans	$3,254,105	$2,608,172

Residential Mortgage Loans:
New England	$1,040,972	$960,555
Northern California	169,810	125,912
Southern California	10,826	8,894
South Florida	546,828	486,468
Pacific Northwest	27,378	—

Total Residential Mortgage Loans	$1,795,814	$1,581,829

Home Equity and Other Consumer Loans:
New England	$57,047	$43,465
Northern California	58,443	38,159
Southern California	13,560	5,099
South Florida	193,578	178,722
Pacific Northwest	3,716	—

Home Equity and Other Consumer Loans	$326,344	$265,445

Total Private Banking Loans	$5,376,263	$4,455,446

Allowance for Credit Losses:
New England	$24,375	$22,584
Northern California	$12,559	$10,710
Southern California	$38,661	$5,426
South Florida	$16,330	$11,584
Pacific Northwest	$3,175	—

Criticized Loans (9):
New England	$35,137	$36,537
Northern California	$1,525	$197
Southern California	$196,167	$6,587
South Florida	$48,689	$3,288
Pacific Northwest	$20,705	—

Non-performing Loans:
New England	$7,240	$1,718
Northern California	$479	—
Southern California	$51,197	$6,444
South Florida	$20,447	$1,402
Pacific Northwest	$5,704	—

Net Loans Charged-off/(Recovered) for the Three Months Ended:
New England	$1,005	$(2)
Northern California	$15	$9
Southern California	$592	—
South Florida	$76	—
Pacific Northwest	—	—

3

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	March 31, 2008	December 31, 2007
FINANCIAL DATA:
Total Balance Sheet Assets	$6,909,669	$6,818,131
Stockholders’ Equity	688,620	662,461
Investment Securities	728,542	719,934
Goodwill	351,343	349,889
Intangible Assets, Net	108,942	108,349

Commercial and Construction Loans	3,253,109	3,182,081
Residential Mortgage Loans	1,795,814	1,765,217
Home Equity and Other Consumer Loans	333,768	312,602

Total Loans	5,382,691	5,259,900

Loans Held for Sale	7,324	6,782
Deposits	4,370,379	4,375,101
Borrowings	1,742,158	1,632,944

Book Value Per Share	$17.88	$17.68
Market Price Per Share	$10.59	$27.08

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	4,727,000	4,738,000
Investment Managers	20,766,000	23,058,000
Wealth Advisory	9,805,000	9,055,000
Less: Inter-company Relationship	(313,000)	(286,000)

Consolidated Affiliate Assets Under Management and Advisory	$34,985,000	$36,565,000

Unconsolidated	1,050,000	1,188,000

Total Unconsolidated Assets Under Management and Advisory	$36,035,000	$37,753,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	9.97%	9.72%
Tangible Equity/Tangible Assets	3.54%	3.21%
Allowance for Credit Losses/Total Loans	1.77%	1.46%

4

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007
OPERATING RESULTS:

Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$51,538	$51,987
FTE Adjustment	1,868	1,837

Net Interest Income	49,670	50,150

Investment Management and Trust Fees:
Private Banking	7,815	7,660
Investment Managers	32,576	37,338

Total Investment Management Fees	40,391	44,998
Total Wealth Advisory Fees	12,387	11,116
Other Fees	3,114	2,876

Total Fees	55,892	58,990

Earnings (Loss) in Equity Investments	86	(71)
Gain on Sale of Loans, Net	357	440
Gain on Retirement of Debt	11,324	—

Total Fees and Other Income	67,659	59,359

Total Revenue	117,329	109,509

Provision for Loan Losses	19,648	19,252

Salaries and Benefits	52,843	51,640
Occupancy and Equipment	8,930	9,000
Professional Services	4,977	4,341
Marketing and Business Development	2,885	3,103
Contract Services and Processing	1,858	1,816
Amortization of Intangibles	3,221	3,699
Provision for unfunded loan commitments	92	1,813
Other	5,429	5,244

Total Operating Expense	80,235	80,656
Income Before Minority Interest, Income Taxes & Impairment	17,446	9,601
Impairment of Goodwill and Intangibles, Net (7)	—	37,150

Income (Loss) Before Minority Interest and Taxes	17,446	(27,549)
Minority Interest	1,503	1,511

Income Before Income Taxes	15,943	(29,060)
Income Tax Expense, net of impairment	5,187	2,096

Net Income/(Loss) before Current Quarter Impairment	$10,756	$(31,156)

	Three Months Ended
	March 31, 2008	December 31, 2007
RECONCILIATION OF GAAP EARNINGS BEFORE CURRENT QUARTER IMPAIRMENT TO CASH EARNINGS:

Net Income/(Loss) before Current Quarter Impairment (GAAP Basis)	$10,756	$(31,156)

Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	1,785	2,052
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,127	1,098
Impairment of Goodwill and Intangibles, Net	—	37,150
Stock options and ESPP, Net of Tax	835	950

Total Cash Basis Adjustment	$3,747	$41,250

Cash Basis Earnings	$14,503	$10,094

	Three Months Ended
	March 31, 2008	December 31, 2007
PER SHARE DATA: (In thousands, except per share data)

Calculation of Net Income for EPS before Current Quarter Impairment:
Net Income as reported and for basic EPS before Current Quarter Impairment	$10,756	$(31,156)
Interest on Convertible Trust Preferred Securities, Net of Tax	740	—

Net Income for diluted EPS before Current Quarter Impairment	$11,496	$(31,156)

Interest on convertible trust preferred securities, net of tax for Cash EPS	—	750

Calculation of Average Shares Outstanding:
Weighted average basic shares	37,457	37,058
Dilutive effect of:
Stock Options, Stock Grants, and Other (8)	895	—
Convertible Trust Preferred securities (8)	3,187	—

Dilutive potential common shares	4,082	—
Weighted Average Diluted Shares	41,539	37,058
Weighted Average Diluted Shares for Cash EPS	41,539	41,960

Earnings/(Loss) per Share before Current Quarter Impairment:
Basic	$0.29	$(0.84)
Diluted	$0.28	$(0.84)

RECONCILIATION OF EPS BEFORE CURRENT QUARTER IMPAIRMENT TO CASH EPS:
(on a Diluted Basis)

Earnings/(Loss) Per Share before Current Quarter Impairment (GAAP Basis)	$0.28	$(0.84)
Cash Basis Adjustment	$0.09	$1.10

Cash Basis Earnings Per Diluted Share	$0.37	$0.26

OPERATING RATIOS & STATISTICS:

Return on Average Equity before Current Quarter Impairment	6.31%	-18.11%
Return on Average Assets before Current Quarter Impairment	0.62%	-1.83%
Net Interest Margin	3.32%	3.39%
Core Net Interest Margin (3)	3.70%	3.63%
Total Fees and Other Income/Total Revenue	57.67%	54.20%
Efficiency Ratio	65.84%	68.80%
Net Loans Charged-off	$1,688	$506

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Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):
Commercial and Construction Loans:
New England	$1,008,392	$985,234
Northern California	875,306	844,428
Southern California	536,141	526,823
South Florida	611,440	608,441
Pacific Northwest	222,826	218,117

Total Commercial and Construction Loans	$3,254,105	$3,183,043

Residential Mortgage Loans:
New England	$1,040,972	$1,022,155
Northern California	169,810	152,417
Southern California	10,826	12,763
South Florida	546,828	553,356
Pacific Northwest	27,379	24,526

Total Residential Mortgage Loans	$1,795,815	$1,765,217

Home Equity and Other Consumer Loans:
New England	$57,047	$55,802
Northern California	58,443	50,700
Southern California	13,560	4,204
South Florida	193,578	191,820
Pacific Northwest	3,716	4,164

Home Equity and Other Consumer Loans	$326,344	$306,690

Total Private Banking Loans	$5,376,264	$5,254,950

Allowance for Credit Losses:
New England	$24,375	$24,131
Northern California	$12,559	$12,111
Southern California	$38,661	$25,695
South Florida	$16,330	$12,406
Pacific Northwest	$3,175	$2,704

Criticized Loans (9):
New England	$35,137	$34,786
Northern California	$1,525	$38
Southern California	$196,167	$80,499
South Florida	$48,689	$34,144
Pacific Northwest	$20,705	$16,283

Non-performing Loans:
New England	$7,240	$7,390
Northern California	$479	—
Southern California	$51,197	$27,911
South Florida	$20,447	$18,508
Pacific Northwest	$5,704	—

Net Loans Charged-off for the Three Months Ended:
New England	$1,005	$4
Northern California	$15	$10
Southern California	$592	—
South Florida	$76	$480
Pacific Northwest	—	$12

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(1)	The Company went from a minority to majority ownership of Bingham, Osborn, & Scarborough in Q3 2007.

Prior period financial information is included with Earnings in Equity Investments.

Prior period AUM data is shown for comparative purposes as being included with the consolidated Company.

(2)	The Company calculates its cash earnings by adjusting net income to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, impairment, and certain non-cash share based compensation plans (net of tax). The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.
(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures and $30 million of the convertible bond that was used for the purchase of Charter Bank. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.
(4)	The Company calculates Return on Average Equity on a cash basis as Cash Basis Earnings divided by Average Equity.
(5)	The Company calculates Return on Average Assets on a cash basis as Cash Basis Earnings divided by Average Assets.
(6)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(7)	Since Gibraltar Private Bank and Trust (“Gibraltar”) was acquired pursuant to a tax-free reorganization, all goodwill generated by the acquisition of Gibraltar is not deductible for tax purposes. As a result, there is no tax benefit attributable to the $29.1 million impairment charge related to Gibraltar in the 4th quarter of 2007.

The acquisition of Dalton, Greiner, Hartman, Maher and Co (“DGHM”) was acquired pursuant to a taxable transaction, all goodwill generated by the acquisition of DGHM is generally deductible for tax purposes. As a result, there is a $5.8 million tax benefit attributable to the $13.9 million impairment charge related to DGHM, which results in an impairment charge, net, of $8.1 million in the 4th quarter of 2007.

(8)	The convertible trust preferred debt, stock options and restricted shares were anti-dilutive for the 4th quarter of 2007 and therefore excluded from diluted earnings per share. The convertible trust preferred was also anti-dilutive for the fiscal year 2007, whereas the restricted stock and stock options were dilutive. The separate evaluations for quarterly and year-to-date computations may result in a 2007 year-to-date earnings per share that do not equal the sum of the quarterly earnings per share.
(9)	Criticized loans include loans classified as either special mention, substandard, doubtful, or loss.

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